ALKEUS PHARMACEUTICALS, INC. Condensed Consolidated Financial Statements Nine Months ended June 30, 2026 and 2025 Exhibit 99.2

1 ALKEUS PHARMACEUTICALS, INC. Condensed Consolidated Financial Statements Nine Months ended June 30, 2026 and 2025 Table of Contents Condensed Consolidated Balance Sheets................................................................................................................................................... 2 Condensed Consolidated Statements of Operations and Comprehensive Loss ......................................................................................... 3 Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit ......................................... 4 Condensed Consolidated Statements of Cash Flows ................................................................................................................................ 5 Notes to Condensed Consolidated Financial Statements .................................................................................................................... 6-19

2 ALKEUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) June 30, September 30, 2026 2025 Assets Current assets: Cash and cash equivalents 48,744,634$ 84,001,007$ Prepaid expenses and other assets 926,540 2,102,568 Total current assets 49,671,174 86,103,575 Property and equipment, net 257,600 163,104 Operating lease right-of-use asset 696,338 1,067,610 Other assets 381,016 382,717 Total assets 51,006,128$ 87,717,006$ Liabilities, redeemable convertible preferred stock, and stockholders' deficit Current liabilities: Accounts payable 1,383,007$ 1,241,979$ Accrued expenses 6,132,198 9,677,898 Operating lease liability, current portion 565,073 554,714 Total current liabilities 8,080,278 11,474,591 Long term liabilities: Operating lease liability, net of current portion 184,689 586,205 Other liabilities 1,160,558 1,393,616 Total liabilities 9,425,525 13,454,412 Redeemable convertible preferred stock: Series A Redeemable Convertible Preferred Stock - par value $0.0001 per share; 2,094,361 2,094,361 369,591 shares authorized, issued and outstanding; liquidation preference of $2,094,361 at June 30, 2026 and September 30, 2025 Series B-1 Redeemable Convertible Preferred Stock - par value $0.0001 per share; 59,892,190 59,892,190 3,237,617 shares authorized, 2,364,274 issued and outstanding; liquidation preference of $74,999,972 at June 30, 2026 and September 30, 2025 Series B-2 Redeemable Convertible Preferred Stock - par value $0.0001 per share; 3,132,600 3,132,600 103,466 shares authorized, 100,741 issued and outstanding; liquidation preference of $2,396,811 at June 30, 2026 and September 30, 2025 Series B-3 Redeemable Convertible Preferred Stock - par value $0.0001 per share; 64,117,000 64,117,000 2,482,490 shares authorized, 2,482,488 shares issued and outstanding; liquidation preference of $74,999,934 at June 30, 2026 and September 30, 2025 Stockholders' deficit: Common stock, par value $0.0001 per share, 10,815,595 shares authorized, 354 350 3,538,598 shares issued and outstanding at June 30, 2026 and 3,503,102 shares issued and outstanding at September 30, 2025 Additional paid-in capital 21,942,826 19,329,313 Accumulated deficit (109,598,728) (74,303,220) Total stockholders' deficit (87,655,548) (54,973,557) Total liabilities, redeemable convertible preferred stock and stockholders' deficit 51,006,128$ 87,717,006$ The accompanying notes are an integral part of these condensed consolidated financial statements.

3 ALKEUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED) 2026 2025 Operating Expenses Research and development 22,917,018$ 24,507,851$ General and administrative 14,131,482 16,128,931 Total operating expenses 37,048,500 40,636,782 Other income Interest income 1,754,919 1,181,841 Other income (expense) (1,927) 10,303 Change in fair value of preferred stock tranche liability - 1,950,000 Total other income 1,752,992 3,142,144 Net loss and comprehensive loss (35,295,508)$ (37,494,638)$ Nine Months Ended June 30, The accompanying notes are an integral part of these condensed consolidated financial statements.

ALKEUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED JUNE 30, 2026 AND 2025
(UNAUDITED)

	Redeemable Convertible Preferred Stock											
	Series A		Series B-1		Series B-2		Series B-3		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Deficit
Balance at September 30, 2024	369,591	$ 2,094,361	2,364,274	$ 59,892,190	100,741	$ 3,132,600	-	$ -	3,503,102	$ 350	$ 5,805,083	$ (24,479,736)	$ (18,674,303)
Release of option deposit liability	-	-	-	-	-	-	-	-	-	-	291,483	-	291,483
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	1,854,445	-	1,854,445
Net loss	-	-	-	-	-	-	-	-	-	-	-	(37,494,638)	(37,494,638)
Balance at June 30, 2025	369,591	$ 2,094,361	2,364,274	$ 59,892,190	100,741	$ 3,132,600	-	$ -	3,503,102	$ 350	$ 7,951,011	$ (61,974,374)	$ (54,023,013)

	Redeemable Convertible Preferred Stock												
	Series A		Series B-1		Series B-2		Series B-3		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Deficit
Balance at September 30, 2025	369,591	$ 2,094,361	2,364,274	$ 59,892,190	100,741	$ 3,132,600	2,482,488	$ 64,117,000	3,503,102	$ 350	$ 19,329,313	$ (74,303,220)	$ (54,973,557)
Release of option deposit liability	-	-	-	-	-	-	-	-	-	-	233,058	-	233,058
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	2,034,142	-	2,034,142
Common stock option exercises	-	-	-	-	-	-	-	-	35,496	4	346,313	-	346,317
Net loss	-	-	-	-	-	-	-	-	-	-	-	(35,295,508)	(35,295,508)
Balance at June 30, 2026	369,591	$ 2,094,361	2,364,274	$ 59,892,190	100,741	$ 3,132,600	2,482,488	$ 64,117,000	3,538,598	$ 354	$ 21,942,826	$ (109,598,728)	$ (87,655,548)

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

5 ALKEUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) 2026 2025 Cash flows from operating activities Net loss (35,295,508)$ (37,494,638)$ Adjustments to reconcile net loss to net cash used in operating activities: Depreciation 35,829 24,323 Non-cash operating lease expense 371,272 374,750 Stock-based compensation expense 2,034,142 1,854,445 Change in fair value of preferred stock tranche liability - (1,950,000) Changes in operating assets and liabilities: Prepaid expenses and other current assets 1,176,028 (1,199,204) Other assets 1,701 (200,000) Accounts payable 141,028 (503,625) Accrued expenses (3,545,700) 2,444,353 Operating lease liabilities (391,157) (385,334) Net cash used in operating activities (35,472,365) (37,034,930) Cash flows from investing activities Purchases of property and equipment (130,325) (98,131) Net cash used in investing activities (130,325) (98,131) Cash flows from financing activities Proceeds from issuance of common stock through option exercise 346,317 - Net cash provided by financing activities 346,317 - Net increase/(decrease) in cash, cash equivalents and restricted cash (35,256,373) (37,133,061) Cash, cash equivalents and restricted cash beginning of the period 84,001,007 57,576,953 Cash, cash equivalents and restricted cash end of period 48,744,634$ 20,443,892$ Nine Months Ended June 30, The accompanying notes are an integral part of these condensed consolidated financial statements.

6 ALKEUS PHARMACEUTICALS, INC. NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 2026 AND 2025 (UNAUDITED) 1. Nature of the Business and Basis of Presentation Alkeus Pharmaceuticals, Inc. (the "Company" or "Alkeus") was incorporated on March 3, 2010, under the laws of the State of Delaware. Since its inception, the Company has devoted substantially all of its efforts in developing and advancing a comprehensive clinical program for its lead molecule, gildeuretinol acetate (ALK-001), to treat serious conditions such as Stargardt disease and age- related macular degeneration that leads to retinal damage, vision loss, and blindness. On July 31, 2026, the Company entered into an Agreement and Plan of Merger with Tarsus Pharmaceuticals, Inc. (“Tarsus”). Further details regarding the transaction are disclosed in Note 11, Subsequent Events, to the condensed consolidated financial statements. Risks and Uncertainties The Company is subject to risks common to companies in the pharmaceutical industry. There can be no assurance that the Company's research and development will be successfully completed, that adequate protection for the Company's technology will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. The Company operates in an environment of rapid change in science and technology and of substantial competition from other pharmaceutical companies. In addition, the Company is dependent upon the services of its employees, consultants and contractors. The ongoing research and development activities are subject to regulation by governmental authorities in the United States, as well as other markets. Prior to obtaining marketing approval in the United States or any other markets, any product developed by the Company must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company to delay or suspend clinical trials or require additional trials for approval. Clinical trials are currently underway in the United States, in Europe, and other countries. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize revenue from product sales. Basis of Presentation The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended September 30, 2025. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, including those adjustments that are normal and recurring in nature, which are necessary for a fair statement of the Company’s financial position as of June 30, 2026, and condensed consolidated results of operations for the nine months ended June 30, 2026 and 2025, and cash flows for the nine months ended June 30, 2026 and 2025. The results of operations for the nine months ended June 30, 2026 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2026 or for any future period. Principles of Consolidation The accompanying condensed consolidated financial statements include the accounts of Alkeus Pharmaceuticals, Inc. and its wholly owned subsidiary, Alkeus Pharmaceuticals Security Corporation. All intercompany transactions and balances have been eliminated in consolidation.

7 Going Concern In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are available to be issued. The condensed consolidated financial statements have been prepared on the basis of continuity of operations, the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has experienced net losses and negative operating cash flows since inception and has an accumulated deficit of $109.6 million at June 30, 2026. These factors, as well as the need to raise additional capital in order to fund operations for at least twelve months from September 3, 2026, the date these condensed consolidated financial statements were available to be issued, raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to incur substantial expenditures in the foreseeable future for the development of its product candidates and will require additional financing to continue this development. The Company plans to address this condition through the sale of preferred stock or other equity securities, debt financings, or through other capital sources, including licensing arrangements, partnerships and collaborations with other companies or other strategic transactions. However, there is no assurance these plans will be completed successfully or at all. If the Company is unable to obtain additional capital when and as needed, it may need to reduce or scale back its operations or it may be unable to continue operations. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. 2. Summary of Significant Accounting Policies The Company’s significant accounting policies are disclosed in Note 2 of the “Notes to Consolidated Financial Statements” in the audited annual financial statements issued on July 17, 2026. During the nine months ended June 30, 2026, there were no material changes to the Company’s significant accounting policies, except as discussed below. Government Grants Grants from the U.S. government are recognized where there is a reasonable assurance that the grant will be received, and the Company will comply with all attached conditions. The Company concluded that there is a reasonable assurance that the Company will comply with conditions attached to grants which have been recognized in the statement of operations. Government grants relating to cost reimbursements are deferred and recognized in the statements of operations and comprehensive loss over the period necessary to match them with the costs or economic losses that they are intended to compensate. Grant income recognized during the nine months ended June 30, 2026, and 2025 was $0 and $0.2 million respectively and are included in other income in the condensed consolidated statements of operations and comprehensive loss. There were no deferred grants as of June 30, 2026, and 2025. Recent Accounting Pronouncements New accounting pronouncements are issued periodically by the Financial Accounting Standards Board (“FASB”) and are adopted by the Company as required by the specified effective dates. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU expands disclosures in an entity’s income tax rate reconciliation table and income taxes paid by jurisdiction. This update is effective for annual reporting periods beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2023-09 and does not expect a material impact. In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU adds guidance on the recognition, measurement and presentation of government grants. This update is effective for fiscal years beginning after December 15, 2028, and permits modified prospective, modified retrospective, or full retrospective adoption. The Company is currently evaluating the impact of adopting ASU 2025-10 and does not expect a material impact. The Company has not been required to adopt any accounting standards that had a significant impact on its Condensed Consolidated Financial Statements during the nine months ended June 30, 2026.

8 3. Reduction in Force In November 2025, due to financial and regulatory considerations, the Company implemented a reduction in force (“RIF”) affecting 25 employees. Expenses related to the RIF are estimated to be $3.0 million and substantially all of the cash payments are expected to be made by the end of fiscal year 2026. These expenses are currently estimated to be comprised of the following categories: $2.8 million in severance and related benefits, and $0.2 million of non-cash share-based compensation costs. The Company has paid $2.4 million of these expenses as of June 30, 2026. The following table presents the classification of the expenses incurred during the nine months ending June 30, 2026: 2026 Research and development 1,299,420$ General and administrative 1,746,041 Total restructuring expense 3,045,461$ Nine Months Ended June 30, The related restructuring liability was $0.6 million and included in accrued expenses on the condensed consolidated balance sheet as of June 30, 2026. 4. Fair Value Measurements The accounting guidance defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: Level 1: Observable inputs, such as quoted prices in active markets Level 2: Inputs, other than quoted prices in active markets that are observable either directly or indirectly Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions which reflect those that a market participant would use The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. In determining the fair value of its financial instruments, the Company considers the source of observable market data inputs, liquidity of the instrument, the credit risk of the counterparty to the contract, and its risk of nonperformance. In the case where the fair value is not observable for items subject to fair value measurements, the Company applies valuation techniques deemed the most appropriate under U.S. GAAP guidance based on the nature of the assets and liabilities being measured.

9 The following table presents information about the Company's financial assets and liabilities that have been measured at fair value as of June 30, 2026, and September 30, 2025: Total Level 1 Level 2 Level 3 Assets Cash equivalents: Money market funds 41,186,197$ 41,186,197$ -$ -$ Total assets 41,186,197$ 41,186,197$ -$ -$ Total Level 1 Level 2 Level 3 Assets Cash equivalents: Money market funds 81,691,160$ 81,691,160$ -$ -$ Total assets 81,691,160$ 81,691,160$ -$ -$ As of June 30, 2026 As of September 30, 2025 The carrying amounts of major assets and liabilities are reflected in the condensed consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable, other liabilities, and accrued expenses at approximate fair value due to their short- term maturities. During the periods ended June 30, 2026, and September 30, 2025, there were no transfers between Level 1, Level 2 and Level 3. Preferred Stock Tranche Liability The purchase agreement for the Company’s Series B-1 redeemable convertible preferred stock provided for the potential issuance of additional shares of Series B-1 and Series B-3 redeemable convertible preferred stock when certain conditions are met (the “Preferred Stock Tranche Liability”) (see Note 9). In connection with the issuance of the Series B-3 redeemable convertible preferred stock in July 2025, the Preferred Stock Tranche Liability was settled. The fair value of the Preferred Stock Tranche Liability was based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. A change in the assumptions related to the valuation of the Preferred Stock Tranche Liability could have a significant impact on the value of the obligation. At September 30, 2024, the Preferred Stock Tranche Liability was valued using a Monte-Carlo simulation method and using a probability-weighted present value calculation. The Company determined the per share estimated fair value of the Series B Preferred Stock by back-solving to the initial proceeds of the Series B Preferred Stock financing, adjusting for market and company-specific conditions. The valuation model incorporated different scenarios for determining whether the tranches would be exercised. Upon settlement, the fair value of the Preferred Stock Tranche Liability was determined to be zero, as the estimated fair value of the Series B-3 Preferred shares was less than the contractual purchase price. The fair value of the Series B-3 Preferred shares is based on the company’s total value of equity determined using a market adjusted equity method that is allocated to the various equity classes using an option pricing model.

10 The following reflects the significant quantitative inputs used in the valuation of the Preferred Stock Tranche Liability as of June 30, 2025: 2025 Volatility 75% Risk-free rate 3.9% Time to milestone events (years) - As of June 30, The following table provides a roll-forward of the change in fair value of the Company’s Preferred Stock Tranche liability, for which fair value is determined using Level 3 inputs: Series B preferred stock tranche liability Roll-forward Balance as of September 30, 2024 1,950,000$ Change in fair value of tranche liability (1,950,000) Balance as of June 30, 2025 - 5. Accrued Expenses The following table sets forth the composition of accrued expenses as of June 30, 2026 and September 30, 2025: June 30, 2026 September 30, 2025 Employee compensation 2,330,067$ 4,273,572$ Research and development costs 2,258,144 4,702,775 Professional and legal fees 1,410,063 576,809 Other 133,924 124,742 Total Accrued expenses 6,132,198$ 9,677,898$ 6. Stock-Based Compensation 2011 Stock Incentive Plan In December 2011, the Board adopted the 2011 Employee, Directors and Consultant Equity Plan (the “2011 Plan”). Under terms of the 2011 Plan, Incentive Stock Options (“ISOs”) may be granted to employees of the Company who are deemed to be residents of the United States for tax purposes. Non-Qualified Options (“NSOs”) Stock-Based Awards may be granted to any employee, director or consultant of the Company or an affiliate. The Company’s 2011 Plan permits the grant of share options and shares to its employees and certain non-employees for up to 336,165 shares. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the grant date and vest over 4 years. No option may have a term in excess of ten years from the option grant date. Certain options and share awards provide for accelerated vesting upon certain conditions associated with the sale of the Company by certain milestones. The 2011 Plan restricts the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate fair market value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the participants in any calendar year does not exceed $0.1 million.

11 2022 Stock Incentive Plan In November 2022 the Board adopted the 2022 Stock Option and Grant Plan (the “2022 Plan”). Under terms of the 2022 Plan, incentive stock options (“ISOs”) may be granted to employees of the Company and nonqualified stock options, or restricted stock awards may be granted to directors, consultants, employees, and officers of the Company. The Company’s 2022 Plan permits the grant of share options and shares to its employees and certain non-employees for up to 1,691,756 shares. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the grant date and vest over 4 years. No option may have a term in excess of ten years from the option grant date. Certain options and share awards provide accelerated vesting. ISOs granted under the Plan and any other plan of the Company that become exercisable for the first time by a participant during any calendar year shall not exceed $0.1 million or such other limit as may be in effect from time to time. Any stock options that exceed this limit constitute NSOs. Performance-Based Stock Options In April 2023, the Company’s Board of Directors granted options to purchase common stock to some employees and directors that will vest upon the successful sale of the Company in which the shareholders of the Company will receive aggregate upfront, non- contingent proceeds of at least $2.5 billion from such sale (the “Performance Awards”). The qualifying sale must occur prior to the earlier of 1) the Company obtaining FDA approval for its New Drug Application (NDA) for drug candidate ALK-001 and 2) March 31, 2025. In addition, the Company granted separate stock option awards to certain employees and directors that vest upon a successful sale of the Company resulting in aggregate upfront, non-contingent proceeds of at least $5.0 billion. These awards require that such sale occur prior to the later of 1) the fourth anniversary of the grant date or 2) April 12, 2027. The Company issued 145,772 Performance Awards during the year ended September 30, 2023, with an exercise price of $10.67 per share. The aggregate fair value at date of grant was $1,106,771. The Company issued 18,212 Performance Awards during the year ended September 30, 2024, with an exercise price of $7.79 per share. The aggregate fair value at date of grant was $102,979. There were no such Performance Awards issued during the year ended September 30, 2025 and the nine months ended June 30, 2026. The Company determined that the achievement of the milestones was not probable during the nine months ended June 30, 2025, and June 30, 2026, and therefore no stock-based compensation expense was recognized in the respective periods. Early Exercise Options The Company allows certain of its employees and directors to exercise options granted under the 2022 Plan prior to the vesting of those awards. The shares related to early-exercise stock options are subject to transfer restrictions and the Company’s repurchase right upon termination of employment of services and are therefore considered restricted common stock. The proceeds received by the Company are recorded as other liability until the repurchase right lapses as the award vests. The liabilities are reclassified to additional-paid-in-capital as the repurchase right lapses. As of June 30, 2026, 72,846 performance-based stock options and 37,853 time-based stock options early exercised remain unvested and subject to the Company’s repurchase right.

12 The following table summarizes the Company’s stock option activity for the nine months ended June 30, 2026: Weighted Weighted Average Average Remaining Aggregate Number of Exercise Contractual Intrinsic Options Price Term Value Balance at September 30, 2025 1,469,392 9.39$ 8.38 470,268$ Options granted 224,650 8.58 - - Options cancelled (204,280) 9.06 - - Options expired (17,916) 10.52 - - Options exercised (35,496) 9.76 - - Balance at June 30, 2026 1,436,350 9.28$ 7.21 400,721$ Vested and expected to vest at June 30, 2026 1,436,350 9.28$ 7.21 400,721$ Exercisable at June 30, 2026 780,585 9.72$ 6.26 186,204$ Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the estimated fair value of common stock for those options that had exercise prices lower than the estimated fair value of common stock at June 30, 2026 and September 30, 2025. The Company has recorded stock-based compensation expense for the nine months ended June 30, 2026 and 2025 as follows: 2026 2025 Research and development 591,053$ 335,732$ General and administrative 1,443,089 1,518,713 Total stock-based compensation expense 2,034,142$ 1,854,445$ June 30, Nine Months Ended Valuation Assumptions for Stock Plan The following table provides the weighted average assumptions used in determining the fair value of the stock-based awards for the nine months ended June 30, 2026 and 2025: 2026 2025 Risk-free interest rate 3.81% 4.16% Expected dividend yield - - Expected volatility 126.05% 108.38% Expected term (in years) 5.99 6.03 Fair value of common stock 7.64$ $ 6.50 Nine Months Ended June 30, As of June 30, 2026, there was $5.1 million of total unrecognized stock-based compensation expense related to time based unvested share-based compensation awards granted under the Company’s stock incentive plan that is expected to be recognized over the next 3.75 years.

13 7. Income Taxes The Company has not recorded an income tax expense or benefit due to operating losses since its inception and the establishment of valuation allowances. The Company is forecasting a taxable loss position for the year-ended September 30, 2026 for which no tax benefit is recorded due to the valuation allowance maintained against the Company’s deferred tax assets. The effective income tax rate for the nine months ended June 30, 2026 and 2025 differed from the 21.0% federal statutory rate primarily due to the valuation allowance maintained against the Company’s deferred tax assets. On July 4, 2025, new U.S. tax legislation referred to as the OBBBA was signed into law. The OBBBA contains several changes to corporate taxation, including modifications to capitalization of research and development expenses, limitations on deductions for interest expense and accelerated fixed asset depreciation. The legislation has multiple effective dates including the 2026 tax year. The Company does not expect the OBBBA to have a material impact on its effective tax rate and net deferred tax asset balance in 2026 and there was no material impact on 2025. 8. Common Stock The Second Amended and Restated Certificate of Incorporation of Alkeus Pharmaceuticals, Inc. as certified on April 28, 2023 (the “Charter”) authorizes the Company to issue 10,815,595 shares of $0.0001 par value common stock. Each share of common stock entitles the stockholder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, as may be declared by the board of directors, if any, subject to the preferential dividend rights of the convertible preferred stock. When dividends are declared on shares of common stock, the Company must declare at the same time a dividend payable to the holders of convertible preferred stock equivalent to the dividend amount they would receive if each preferred share were converted into common stock. As of June 30, 2026, and 2025, no dividends had been declared. As of June 30, 2026, and 2025 and per the Company Charter, the Company had reserved sufficient shares of common stock for the conversion of the Series A, Series B-1, Series B-2 and Series B-3 convertible preferred stock (see Note 9) and the exercise of outstanding stock options (see Note 6). 9. Redeemable Convertible Preferred Stock The Company has issued Series A redeemable convertible preferred stock ("Series A Preferred Stock") and Series B-1, B-2 and B-3 redeemable convertible preferred stock ("Series B Preferred Stock"), together, "Preferred Stock”. In 2011, the Company issued 369,591 shares of Series A Preferred Stock at an original issue price of $5.67 per share for total cash proceeds of $2.1 million. In November 2022 the Company issued 1,618,809 shares of Series B-1 Preferred Stock in an initial closing at $30.89 per share for total gross proceeds of approximately $50 million less issuance costs of approximately $0.4 million. In April 2023, the Company issued 809,404 shares of Series B-1 Preferred Stock in a subsequent initial closing at $30.89 per share for total gross proceeds of approximately $25 million. Additionally, in November 2022, the Company issued 103,466 shares of Series B-2 Preferred Stock in exchange for the convertible promissory notes which were recorded at their fair value of $3.2 million. Pursuant to the terms of the Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”), due to the non-occurrence of the First Tranche Expansion prior to June 30, 2024, effective July 1, 2024, 63,939 shares of Series B-1 Preferred Stock and 2,725 shares of Series B-2 Preferred Stock were forfeited by investors to the Company. These share forfeitures resulted in an adjustment to the Series B-1 Preferred Stock original issue price per share from $30.89 to $31.7222 and the Series B-2 Preferred Stock price per share from $23.1652 to $23.79. On April 11, 2025, the Company and the Holders of the Series B Preferred Stock entered into an amendment to the Purchase Agreement (the “Amended Purchase Agreement”) which extended the timing and adjusted the criteria of the closing of the 2nd tranche period. On July 7, 2025, the Company issued 2,482,488 shares of Series B-3 Preferred Stock to stockholders in accordance with the Amended Purchase Agreement at $30.21 per share for total gross proceeds of $75.0 million, which represented the remaining funding under the Purchase Agreement. The $10.7 million of proceeds received in excess of the fair value of the Series B-3 Preferred Stock was recorded as additional paid-in capital. As part of the issuance of the Series B-3 Preferred Stock, the Preferred Stock Tranche Liability was settled (see Note 4).

14 The Series B Preferred Stock Purchase Agreement included certain obligations to issue Series B-1 and Series B-3 Preferred Stock, including: - The First Tranche Expansion: The Company can require investors to purchase up to $25.0 million on a pro rata basis within 14 days of US or EU regulatory acceptance of the Company's new drug application if the acceptance occurs before June 30, 2024. The First Tranche Expansion would consist of an additional 809,404 Series B-1 shares issued at an original issue price of $30.89 per share. - The Second Tranche: Investors have the option to purchase, and the Company is required to sell up to $75.0 million Series B-3 shares, less any dollars funded in the First Tranche Expansion. The Second Tranche commences on the earliest of (a) FDA Approval, (b) EMA Approval, (c) the unanimous Board consent that neither FDA Approval nor EMA Approval will occur before the Approval By Date, or (d) one day after the Approval By Date and ends on the earlier of (a) April 15, 2025, or (b) the consummation of an Alternative Financing. The “Approval By Date” is March 31, 2025, subject to extension if the FDA originally notifies the Company of a PDUFA (Prescription Drug User Fee Act) date on or prior to March 31, 2025, and if the FDA needs to postpone that date due to certain conditions. o Prior to either FDA or EMA approval, the Second Tranche would consist of (a) 2,482,490 Series B-3 shares at $30.2116 per share in the event there shall not have been a First Tranche Expansion closing or (b) 1,666,422 Series B shares at $30.0044 per share in the event there shall have been a First Tranche Expansion closing. o Subsequent to EMA Approval and prior to FDA Approval, the Second Tranche would consist of (a) 1,797,496 Series B-3 shares at $41.7247 per share in the event there shall not have been a First Tranche Expansion closing or (b) 1,202,871 Series B-3 shares at $41.5672 per share in the event there shall have been a First Tranche Expansion closing. o Subsequent to FDA Approval, the Second Tranche shares purchase price shall be (a) 549,257 Series B-3 shares at $136.5479 per share in the event there shall not have been a First Tranche Expansion closing and (b) 389,997 Series B-3 shares at $128.2060 per share in the event there shall have been a First Tranche Expansion closing. The Company initially recorded the Preferred Stock Tranche Liability at fair value of $12.7 million in April 2023. Changes in the fair value of the Preferred Stock Tranche Liability are recognized as a component of other income (expense) in the condensed consolidated statement of operations and comprehensive loss. During the year ended September 30, 2024, the Company recorded $6.7 million as other income for the remeasurement to fair value at the end of the reporting period. During the year ended September 30, 2025, the Company recorded $1.95 million as other income as part of the settlement of the tranche liability in connection with the issuance of the Series B-3 Preferred Stock.

The Preferred Stock consisted of the following:

	June 30, 2026				
	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference	Carrying Value	Common Stock Issuable Upon Conversion
Series A	369,591	369,591	$ 2,094,361	$ 2,094,361	369,591
Series B-1	3,237,617	2,364,274	74,999,972	59,892,190	2,364,274
Series B-2	103,466	100,741	2,396,811	3,132,600	100,741
Series B-3	2,482,490	2,482,488	74,999,934	64,117,000	2,482,488
Total	6,193,164	5,317,094	$ 154,491,078	$ 129,236,151	5,317,094

	September 30, 2025				
	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference	Carrying Value	Common Stock Issuable Upon Conversion
Series A	369,591	369,591	$ 2,094,361	$ 2,094,361	369,591
Series B-1	3,237,617	2,364,274	74,999,972	59,892,190	2,364,274
Series B-2	103,466	100,741	2,396,811	3,132,600	100,741
Series B-3	2,482,490	2,482,488	74,999,934	64,117,000	2,482,488
Total	6,193,164	5,317,094	$ 154,491,078	$ 129,236,151	5,317,094

The rights and preferences of the Preferred Stock as of June 30, 2026, are as follows:

Conversion

Optional Conversion

The Preferred Stock is convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable Original Issue Price of such series of Preferred Stock by the Conversion Price.

Mandatory Automatic Conversion

Upon either (a) the closing of the sale of shares of common stock to the public at a price per share of at least three times the Original Issue Price of the Series B-1 Preferred Stock, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100.0 million of proceeds, net of the underwriting discount and commissions, to the Company and in connection with such offering the common stock is listed on an United States national securities exchange, including the approval of at least one Series B Preferred Stock Director or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority in interest of the then-outstanding Series B Preferred Stock, voting as a single class on an as converted to common stock basis, then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of common stock, at the then effective conversion rate calculated in the same manner as the Optional Conversion and (ii) such shares may not be reissued by the Company.

Conversion Price

The Conversion Price is initially equal to the Original Issue Price of the respective series of Preferred Stock. The Conversion Price is subject to adjustment in the event of any down-round, stock dividend, stock split, combination or other similar recapitalization. Upon the occurrence of certain regulatory approvals or in the event the First Tranche Expansion does not occur, holders of Series B Preferred Stock are required to forfeit a specified number of shares of Preferred Stock depending on which event occurred. Upon such

15

16 forfeiture, the Original Issue Price and corresponding Conversion Price would be adjusted to preserve the liquidation preference of such shares. Dividend Rights Series B Preferred Stock is entitled to receive, only when, as and if declared by the Board of Directors non-cumulative dividends at the rate of 6.0% of the respective original issue price (the “Series B Dividend”). The Company shall not declare, pay or set aside any dividends on common shares of the Company unless the holders of Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the Series B Dividend, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the product of (1) the dividend payable on each share of such class or series determined, as if all shares of such class or series had been converted into common stock and (2) the number of shares of common stock issuable upon conversion of a share of such series of Preferred Stock, in each case calculated on the record date for determination of the holders entitled to receive such dividend. As of June 30, 2026, no cash dividends have been declared or paid. Liquidation Preference In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, or Deemed Liquidation Event (defined below), the holders of Series B Preferred Stock are entitled to be paid an amount equal to the greater of (i) the original issuance price plus the amount of all declared but unpaid dividends on each such share or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock. In the event that the assets and funds legally available for distribution to the stockholders are insufficient to pay the holders of shares of Series B Preferred Stock the full Series B preference amounts to which the holders shall be entitled, the holders of Series B Preferred Stock shall share ratably in any distribution of the assets and funds of the Company in proportion to the respective amounts that would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock, the holders of Series A Preferred Stock are entitled to be paid an amount equal to the greater of (i) the original issuance price plus the amount of all declared but unpaid dividends on each such share or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock. In the event that the assets and funds legally available for distribution to the stockholders are insufficient to pay the holders of shares of Series A Preferred Stock the full Series A preference amounts to which the holders shall be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of the assets and funds of the Company in proportion to the respective amounts that would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of the Preferred Stock preference amount, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of common stock on a pro-rata basis. Each of the following events shall be considered a Deemed Liquidation Event (“Deemed Liquidation Event”) unless the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as converted to common stock basis elect otherwise, a merger, consolidation, or share exchange (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, or transaction resulting in the issuance of securities representing in the aggregate a majority of the voting power of the Company’s issued and outstanding voting securities. Redemption Rights The Preferred Stock does not have redemption rights, except for the contingent redemption upon the occurrence of a Deemed Liquidation Events. Voting Rights The holders of the Preferred Stock are entitled to vote, together with the holders of common stock, as a single class, on all matters submitted to the shareholders for a vote and are entitled to the number of votes equal to the number of shares of common stock into which the Preferred Stock could convert on the record date for determination of shareholders entitled to vote.

17 10. Commitments Leases Lease – Massachusetts Avenue, Cambridge In August 2021, the Company entered into a one-year lease agreement for office space on Massachusetts Avenue, Cambridge, Massachusetts. In June 2022, the Company exercised the option to extend the lease term for three years to expire August 31, 2025. Total fixed lease payments were approximately $0.1 million over the life of the lease. An operating lease right-of-use asset and an operating lease liability of $0.1 million were recorded as of September 2022. In accordance with the lease agreement, the Company provided a security deposit which is refundable at the end of the lease term and is recorded in other assets within the condensed consolidated balance sheet as of June 30, 2025. The Massachusetts Avenue lease expired on August 31, 2025, and the related security deposit was refunded. Lease - Brattle Street, Cambridge In September 2023, the Company entered into a four-year lease agreement for office space at 44 Brattle Street, Cambridge, Massachusetts. The lease commenced in October 2023 with an initial term of 48 months and is set to expire in October 2027. The total fixed lease payments are approximately $2.2 million over the life of the lease. An operating lease right-of-use asset and an operating lease liability of $2.0 million were recorded as of lease commencement in October 2023. In accordance with the lease agreement, the Company provided a security deposit of $181,017, which is refundable at the end of the lease term and is recorded in other assets within the condensed consolidated balance sheet as of June 30, 2026. Summary of lease costs recognized under ASC 842 The following tables contain a summary of the lease costs recognized under ASC 842 and other information pertaining to the Company’s operating leases for the nine months ended June 30, 2026 and 2025. The following table summarizes the Company’s lease costs included in the condensed consolidated statements of operations and comprehensive loss for the nine months ended June 30, 2026 and 2025: 2026 2025 Operating lease cost 404,542$ 426,515$ Net lease cost 404,542$ 426,515$ Nine Months Ended June 30, The following table contains supplemental disclosure of cash flow information related to the Company’s leases for the nine months ended June 30, 2026 and 2025: 2026 2025 Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows paid for operating leases 424,428$ 437,098$ Nine Months Ended June 30,

18 The following table contains the weighted average remaining lease term and discount rates as of June 30, 2026 and 2025: 2026 2025 Weighted average remaining lease term (in years) Operating leases 1.4 2.4 Weighted average discount rate Operating leases 4.8% 4.8% Nine Months Ended June 30, The following table summarizes the undiscounted future lease payments and a reconciliation to the carrying amount of the operating lease liability presented in the condensed consolidated balance sheet as of June 30, 2026, as follows (amounts presented are for fiscal year noted). Operating Leases 2026 142,635$ 2027 581,240 2028 48,734 2029 - Thereafter - Total lease payments 772,609 Less: imputed interest (22,847) Total lease liabilities 749,762$ License Agreement In December 2010 and amended in August 2014 and October 2024 (as amended, the “Columbia Agreement”), the Company entered into a license agreement and stock purchase agreement with The Trustees of Columbia University In The City of New York (“Columbia”), pursuant to which the Company has been granted an exclusive license to certain patents and materials owned or controlled by Columbia, with worldwide rights to develop, manufacture, use, distribute and commercially sell therapeutic products, including those associated with the treatment of macular degeneration. The license agreement is effective until the later of (i) the date of expiration of the last to expire of the issued patents falling within the definition of Patents or (ii) fifteen (15) years after the first bona fide commercial sale of a Product in the country in question. As initial consideration for the license, the Company made a one-time, non-creditable, non-refundable upfront payment of $15,000. An annual license fee of $15,000 is due to Columbia every year on the anniversary of the effective date of the agreement. The Company is required to pay Columbia aggregate development and commercial milestone payments of up to $4.1 million. The Company is also obligated to pay a tiered percentage royalty on annual net sales in the low single-digits, subject to certain specified reductions. In connection with the Columbia Agreement, the Company initially issued Columbia 120,000 shares of common stock (the “Columbia Equity”). The Company issued a total of an additional 35,451 shares of common stock to Columbia in connection with anti-dilution rights as of September 30, 2023, including 9,401 shares during the year ended September 30, 2023. The Company’s obligations to Columbia for anti-dilution rights were fully settled as part of the Company’s Series B Preferred Stock issuance in November 2022. As of June 30, 2026, no milestone payments or royalties have been incurred related to the Columbia Agreement. 11. Subsequent Events The Company evaluated subsequent events for the condensed consolidated financial statements as of and for the nine months ended June 30, 2026, events through September 3, 2026, which was the date on which those financial statements were available to be issued.

19 On July 31, 2026, the Company entered into an Agreement and Plan of Merger with Tarsus Pharmaceuticals, Inc. (“Tarsus”). Pursuant to the agreement, the Company will merge with and into Tarsus, with the Company surviving as a wholly-owned subsidiary of Tarsus. Under the terms of the agreement, the merger consideration is comprised of upfront consideration totaling $450 million, consisting of $270 million payable in cash and $180 million payable in Tarsus common stock, as well as milestones of up to $350 million upon potential regulatory approval and first commercial sale, and low single digit tiered descending royalites as a percentage of ALK-001 net sales. The transaction is subject to customary closing conditions. The merger is anticipated to close in September 2026.